SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                 -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                      (Date of earliest event reported):

                                  July 21, 1998

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                             THERMOQUEST CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                      1-14262                       77-0407461
(State or other              (Commission               (I.R.S. Employer
jurisdiction of               File Number)             Identification Number)
incorporation or
organization)

2215 Grand Avenue Parkway
Austin, Texas                                                   78728-3812
(Address of principal executive offices)                         (Zip Code)


                                (512) 251-1400
                         (Registrant's telephone number
                              including area code)



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Item 5.     Other Events

      On July 21, 1998, ThermoQuest Corporation (the "Company") issued a press release, attached hereto as Exhibit 99, regarding its expected operating income for the quarter ended July 4, 1998.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a) Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits

            99    Press Release of the Company, dated July 21,
                  1998

                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 22nd day of July, 1998.



                                    THERMOQUEST CORPORATION



                                    By: /s/ Sandra L. Lambert
                                          Sandra L. Lambert
                                          Secretary

EXHIBIT 99

                 THERMOQUEST EXPECTS SECOND QUARTER OPERATING
                     INCOME TO BE APPROXIMATELY $15 MILLION

AUSTIN, Texas, July 21, 1998 -- ThermoQuest Corporation (ASE-TMQ) announced today that it expects operating income for the second quarter, ended July 4, 1998, to be approximately $15 million. As a result, diluted earnings per share for the 1998 quarter will be approximately $.16, compared with $.20 for the same period in 1997.

      "We experienced lower-than-expected revenues primarily due to orders received late in the quarter," said Dr. Richard W.K. Chapman, president and chief executive officer of ThermoQuest. "We ended the second quarter with a backlog estimated to be $7 million higher than the first quarter of 1998."

      ThermoQuest plans to release its complete quarterly earnings results on August 10, 1998.

     ThermoQuest Corporation develops, manufactures, and sells mass spectrometers, liquid chromatographs, and gas chromatographs for the environmental, pharmaceutical, and industrial marketplaces. These analytical instruments are used in the quantitative and qualitative chemical analysis of organic and inorganic compounds at ultratrace levels of detection. In addition, the company manufactures scientific equipment for the preparation and preservation of chemical samples, and consumables for the chromatography industry. ThermoQuest is a public subsidiary of Thermo Instrument Systems Inc., a Thermo Electron company. More information is available on the Internet at http://www.thermo.com/subsid/tmq1.html.

     This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in
Exhibit 13 to the company's annual report on Form 10-K for the year ended January 3, 1998. These include uncertainties relating to competition and technological change, intellectual property rights and litigation, dependence on certain key industries and the possible effects of changes in regulations, risks associated with the company's acquisition strategy and international operations, and risks associated with the potential impact of the year 2000 on processing date-sensitive information.